                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                       CONTACT:
JANUARY 22, 2002                            Donald A. Weidig
                                            Chief Financial Officer
                                            (614) 258-9501


            WATERLINK ANNOUNCES FOURTH QUARTER AND YEAR-END RESULTS,
      CONTINUED GROWTH IN SALES AND PROFITABILITY BEFORE SPECIAL CHARGES;
                          AND AMENDED CREDIT AGREEMENT

         Columbus, Ohio--January 22, 2002--Waterlink, Inc. (OTCBB: WLKN) today announced its fourth quarter and year-end operating results. Net sales from continuing operations were $25.2 million for the current quarter as compared to $20.4 million in the prior year quarter, an increase of 23.3%. Sales increases were realized in the current quarter at both the Specialty Products and Pure Water Divisions, with increases of 28.0% and 10.8%, respectively. The increase at the Specialty Products Division was primarily related to revenue on system orders that were delayed from the first half of fiscal 2001, combined with strong carbon sales. The increase at the Pure Water Division reflects the strong bookings and ending backlog for the quarter ended June 30, 2001. Bookings from continuing operations for the quarter ended September 30, 2001 were $24.0 million, resulting in backlog from continuing operations at September 30, 2001 of $22.8 million, as compared to $21.3 million at September 30, 2000.

         Waterlink also announced that it has received an amendment to its senior credit facility that extends the maturity date to October 1, 2002. The maturity date could be accelerated to May 31, 2002 if certain conditions are not met. In addition, the maturity date of all of Waterlink's subordinated has been extended to October 15, 2002.

         As previously announced, Waterlink's continuing operations are now comprised of its Specialty Products and Pure Water Divisions, as the sale of Waterlink's other three divisions were completed during this fiscal year.

          For the quarter ended September 30, 2001 the Company realized operating income before special charges of $2,109,000 as compared to $1,288,000 in the previous year, an increase of $821,000, or 64%. This increase in operating income is attributable to higher sales in the current quarter as compared to the prior year, coupled with lower corporate overhead costs resulting from the sale of divisions that occurred throughout the year. Including the $2,560,000 special charge related to the previously announced closure of the corporate office, the Company reported an operating loss of $451,000 for the quarter ended September 30, 2001.

         Waterlink reported a loss from continuing operations for the quarter ended September 30, 2001 of $2,131,000, including the special charge. Excluding the special charge, Waterlink realized income from continuing operations of $429,000, as compared to a loss from continuing operations of $232,000 in the prior year quarter. Waterlink will report a net loss of $2,145,000, or ($0.11) per share for the fourth quarter. Excluding the previously discussed special charge,

Waterlink would have reported net income of $415,000, or $0.02 per share. The Company reported a net loss of $38,140,000, or ($1.94) per share, during the same period last year, which included operating losses from discontinued operations and the loss on disposal of discontinued operations totaling $37,908,000, or ($1.93) per share.

         Bill Vogelhuber, Waterlink's President and Chief Executive Officer, commenting on the Company's recent results, "We are pleased with our operating performance for the fourth quarter, which was our strongest quarter of the year from both a sales and profitability standpoint when excluding the special charge. After a slow start to the year and disappointing first quarter results, each successive quarter for the remainder of fiscal 2001 showed growth in both sales and operating profit." Mr. Vogelhuber added, "While we enter our new fiscal year with a strong backlog of nearly $23 million, recent world events and the general economic slowdown will have an impact on our sales and operating results during the first half of fiscal 2002. We believe the impact should be mitigated somewhat by the significant reduction in corporate overhead. We do believe that the two divisions remaining with Waterlink represent our strongest product lines which, on a long-term basis, present excellent growth opportunities."

         Quarterly net sales and operating income, before and after the fourth quarter special charge, were as follows for fiscal 2001 (in thousands):

                                   Q-1           Q-2           Q-3            Q-4           Total
                               ----------    ----------    ----------     ----------     ----------
Net sales                       $ 16,836      $ 20,623      $ 21,914       $ 25,162       $ 84,535
Operating income:
    Before special charges
                                     205         1,033         1,686          2,109          5,033
    After special charges
                                     205         1,033         1,686           (451)         2,473

         For the year ended September 30, 2001, the Company reported net sales from continuing operations of $84.5 million as compared to $82.5 million for the prior year, an increase of 2.4%. With regard to the comparable periods, the Company realized increases in sales of 7.0% at the Pure Water Division and of 0.7% at the Specialty Products Division. The increase at Pure Water reflects their strong bookings for the year of $20.6 million. The Specialty Products Division had a slow first quarter of fiscal 2001, but recovered during the last part of the fiscal year to show modest growth over the prior year.

         For the year ended September 30, 2001 the Company realized reported operating income before special charges of $5,033,000, as compared to $5,553,000 in the previous year, a decrease of $520,000. This decrease in operating income is the result of gross margins in the current year of 25.1% as compared to 27.5% in the prior year. Including the previously mentioned special charge, the Company reported operating income of $2,473,000 for the year ended September 30, 2001. The gross margin at the Specialty Products Division decreased from 24.4% in 2000 to 22.1% in 2001 principally due to product mix within the carbons side of the business during the first half of the current year. At the Pure Water Division, the gross margin decreased from 38.7% in 2000 to 35.8% in 2001 due to higher parts sales in 2000 where margins are typically higher than those realized on systems sales.

         For the year ended September 30, 2001 the Company recorded a loss from continuing operations of $4,277,000, or ($0.22) per share, as compared to a loss from continuing operations of $269,000, or ($0.01) per share, in the prior year. The current year includes a special charge of $2,560,000 related to the closure of the corporate office as well as an increase in the amortization of deferred financing costs of $985,000, which resulted from the previously announced acceleration of our senior credit facility. The net loss of $22,977,000 for the year ended September 30, 2001, or ($1.17) per share, includes the loss on the disposal of the European Water and Wastewater and Separations Divisions, both recorded in previous quarters, which together totaled $17,475,000. In addition, the Company recorded a loss from discontinued operations of $1,225,000 during the current year. When combined with the estimated loss of disposal of discontinued operations recorded this fiscal year, the total loss related to discontinued operations for the year ended September 30, 2001 totaled $18,700,000, or ($0.95) per share. The Company reported a net loss of $38,356,000, or ($1.99) per share, during the same period last year, which included a combined loss from discontinued operations and loss on disposal of discontinued operations of $38,087,000, or ($1.98) per share.

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including order and backlog levels, operating results, cost reductions, growth opportunities, and the availability of and ability to consummate alternative strategies. These forward-looking statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially. Such factors include, but are not limited to, economic and competitive pressures in certain market segments, improvement and timing of order intake and revenue growth, changes in operating costs, access to and cost of capital, negotiations with financial sources, unanticipated liabilities, changes in governmental regulation, overall world events and circumstances, and the success of the Company's exploration of strategic alternatives. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission, including the sections entitled "Forward-Looking Statements" and "Risk Factors", beginning on page 16, of the Company's annual report on Form 10-K for its fiscal year ended September 30, 2001.

         Waterlink is an international provider of integrated water and air purification solutions for both industrial and municipal customers. Waterlink's executive offices are located in Columbus, Ohio, USA.

         More information about Waterlink can be obtained on the internet at www.waterlink.com, by e-mail inquiry to waterlink@waterlink.com, or by contacting Don Weidig, Waterlink, Inc., 835 North Cassady, Columbus, Ohio 43219 USA at 614-258-9501.

                        WATERLINK, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED


                                                            Three Months Ended                Year Ended
                                                               September 30,                 September 30,
                                                            2000           2001           2000           2001
                                                          --------       --------       --------       --------
                                                                     (In thousands, except per share data)

 Net sales                                                $ 20,392       $ 25,162       $ 82,523       $ 84,535
 Cost of sales                                              14,734         18,939         59,842         63,329
                                                          --------       --------       --------       --------
 Gross profit                                                5,658          6,223         22,681         21,206

 Selling, general and administrative expenses                4,139          3,896         16,273         15,302
 Special charges                                                 -          2,560              -          2,560
 Amortization                                                  231            218            855            871
                                                          --------       --------       --------       --------
 Operating income (loss)                                     1,288           (451)         5,553          2,473

 Other income (expense):
   Interest expense                                         (1,627)        (1,423)        (5,046)        (5,043)
   Amortization of financing costs                             (43)          (132)          (401)        (1,386)
   Other items-net                                             (26)          (113)            11           (309)
                                                          --------       --------       --------       --------
 Income (loss) before income taxes                            (408)        (2,119)           117         (4,265)
 Income taxes                                                 (176)            12            386             12
                                                          --------       --------       --------       --------
 Loss from continuing operations                              (232)        (2,131)          (269)        (4,277)

 Discontinued operations:
   Loss from discontinued operations                       (21,757)           (14)       (21,936)        (1,225)
   Estimated loss on disposal of discontinued
      operations                                           (16,151)             -        (16,151)       (17,475)
                                                          --------       --------       --------       --------
 Net loss                                                 $(38,140)      $ (2,145)      $(38,356)      $(22,977)
                                                          ========       ========       ========       ========

 Loss per common share- basic and assuming dilution:
      Continuing operations                               $  (0.01)      $  (0.11)      $  (0.01)      $  (0.22)
      Discontinued operations                                (1.93)         (0.00)         (1.98)         (0.95)
                                                          --------       --------       --------       --------
                                                          $  (1.94)      $  (0.11)      $  (1.99)      $  (1.17)
                                                          ========       ========       ========       ========

Weighted average common shares outstanding-
   basic and assuming dilution                              19,605         19,660         19,299         19,660

                                     WATERLINK, INC. AND SUBSIDIARIES

                                  CONSOLIDATED BALANCE SHEETS-UNAUDITED


                                                  September 30,
                                               2000          2001
                                             --------      --------
                                                 (In thousands)
ASSETS
Current assets:
  Cash and cash equivalents                  $  3,067      $  1,327
  Trade accounts receivable, net               13,357        14,663
  Inventories                                  12,368        12,308
  Costs in excess of billings                   4,347         5,363
  Other current assets                          1,409         1,015
  Net assets of discontinued operations        33,023         1,500
                                             --------      --------
Total current assets                           67,571        36,176

Property, plant and equipment, at cost:
  Land, buildings and improvements              1,482         1,583
  Machinery and equipment                       5,969         6,235
  Office equipment                              1,606         1,225
                                             --------      --------
                                                9,057         9,043
  Less accumulated depreciation                 2,331         3,187
                                             --------      --------
                                                6,726         5,856

Other assets:
  Goodwill, net                                33,354        32,561
  Other assets                                  3,279           715
                                             --------      --------
                                               36,633        33,276
                                             --------      --------
Total assets                                 $110,930      $ 75,308
                                             ========      ========

                        WATERLINK, INC. AND SUBSIDIARIES

                                                                 September 30,
                                                             2000             2001
                                                          ----------       ----------
                                                       (In thousands, except share data)

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable-trade                                   $   7,598       $   7,599
  Accrued expenses                                             7,046           9,389
  Billings in excess of cost                                     725             549
  Accrued income taxes                                           429             217
  Current portion of long-term debt                           71,139          51,936
                                                           ---------       ---------
Total current liabilities                                     86,937          69,690

Long-term debt                                                    12               -
Accrued pension costs                                              -           1,418

Shareholders' equity:
  Preferred Stock, $.001 par value, 10,000,000 shares
    authorized, none issued and outstanding                        -               -
  Common Stock, voting, $.001 par value,
    authorized - 40,000,000 shares,
    issued and outstanding - 19,659,694 shares
    at September 30, 2000 and 2001                                20              20
  Additional paid-in capital                                  92,087          92,174
  Accumulated other comprehensive loss                        (8,250)         (5,141)
  Accumulated deficit                                        (59,876)        (82,853)
                                                           ---------       ---------
Total shareholders' equity                                    23,981           4,200
                                                           ---------       ---------
Total liabilities and shareholders' equity                 $ 110,930       $  75,308
                                                           =========       =========